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EXHIBIT 21

                     CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems, S.A.                                                          Argentina
Checkpoint Systems (Aust/ NZ) Pty Ltd                                             Australia
Checkpoint Systems Bangladesh Limited                                            Bangladesh
Actron Belgium and Luxemburg N.V.                                                  Belgium
Checkpoint Europe N.V.                                                             Belgium
Checkpoint Systems Belgium N.V.                                                    Belgium
D & D Security N.V.                                                                Belgium
Meto N.V.                                                                          Belgium
Checkpoint do Brasil Ltda.                                                         Brazil
Checkpoint Caribbean Ltd.                                                       Cayman Island
Checkpoint Canada, Inc.                                                            Canada
Meto Canada, Inc.                                                                  Canada
Checkpoint Commercial (Shanghai) Co., Ltd.                                          China
Zhangjiagang Free Trade Zone Avenue Ticker & Label Manufacturing                   China
Co., Ltd.
Checkpoint Systems (CZ) s.r.o.                                                 Czech Republic
Asia Alco Shanghai                                                                 China
Sidep Shanghai                                                                     China
Checkpoint Systems Danmark A/S                                                     Denmark
Checkpoint Meto Finland OY                                                         Finland
Checkpoint Systems France S.A.S.                                                   France
DTC SRL                                                                            France
NOJIM SRL                                                                          France
Sidep SA                                                                           France
Siprae SAS                                                                         France
Checkpoint Systems GmbH                                                            Germany
Checkpoint Systems Holding GmbH                                                    Germany
Checkpoint Systems International GmbH                                              Germany
Checkpoint Systems Europe GmbH                                                     Germany
Checkpoint Solutions GmbH                                                         Germany
Asange HK                                                                        Hong Kong
Ashanko                                                                          Hong Kong
ADS Asia Limited                                                                 Hong Kong
Invizion                                                                         Hong Kong
Checkpoint Systems Hong Kong Ltd.                                                 Hong Kong
ADS India Private Limited                                                           India
Checkpoint Systems India Pvt                                                        India
Checkpoint Systems Italia S.p.A.                                                    Italy
Checkpoint Systems Japan Co. Ltd.                                                   Japan
Checkpoint Manufacturing Japan Co. Ltd.                                             Japan
UAB Checkpoint Vilnius                                                            Lithuania
Checkpoint Systems (M) Sdn. Bhd.                                                  Malaysia
Checkpoint Systems Sales (M) Sdn. Bhd.                                            Malaysia
Checkpoint de Mexico, S.A. de C.V.                                                 Mexico
Checkpoint Holland Holding B.V.                                                 Netherlands
CP International Systems C.V.                                                   Netherlands
Checkpoint Meto Benelux B.V.                                                    Netherlands
Kimball Systems B.V.                                                             Netherlands
Checkpoint Systems Ltd.                                                          New Zealand
Checkpoint Meto Norge A/S                                                          Norway
Checkpoint Systems (CEE) Spolka z.o.o.                                             Poland
Checkpoint Portugal Sistemas Anti Furto, S.A.                                     Portugal
Checkpoint Systems (SK) s.r.o.                                                    Slovakia
Checkpoint Systems Espana S.L.                                                      Spain
Checkpoint Systems Sverige A.B.                                                    Sweden
Turn-O-Matic International A.B.                                                    Sweden
Checkpoint Export A.G.                                                           Switzerland
Checkpoint Systems A.G.                                                         Switzerland
ADS Eticket Limited Sirketi                                                        Turkey
Actron U.K. Ltd.                                                               United Kingdom
ADS Solutions Limited                                                          United Kingdom
ADS UK Ltd.                                                                    United Kingdom
ADS (United Kingdom) Ltd.                                                      United Kingdom
ADS Worldwide Ltd.                                                             United Kingdom
Avenue Data Systems Ltd                                                        United Kingdom
Checkpoint Systems U.K. Ltd.                                                   United Kingdom
Evagard Ltd.                                                                   United Kingdom
Meto U.K. Ltd.                                                                 United Kingdom
Checkpoint International LLC                                                         USA